                                                              Exhibit 10.16
                      Business Development Bank of Canada
BDC             Banque de developpement du Canada

LOAN AGREEMENT
================================================================================

THIS AGREEMENT dated ________ 1998.

BETWEEN:

       TRANSCONTINENTAL GOURMET FOODS INC.

       (the "Borrower")

                                                               OF THE FIRST PART

AND:
       BUSINESS DEVELOPMENT BANK OF CANADA, with a branch at
       3660 Hurontario, 8th Floor, Mississauga, Ontario, L5B 3C4

       (the "Bank")

                                                              OF THE SECOND PART


                                     Page 1
Loan Agreement - FLOATING
Rev. December, 1997

                                    CONTENTS

1. Interpretation     6.  Other Payment Provisions   11.    Financial Reporting
2. The Loan           7.  Security                   12.    Inspections
3. Repayment Terms    8.  Business and Assets        13.    Default
4. Other Terms        9.  Environment                14.    Remedies and Powers
5. Prepayment        10.  Insurance                  15.    General

The Borrower covenants and agrees with the Bank as follows:

1.    INTERPRETATION

1.01  Definitions

      "Application for Financing" means the form of application for the Loan executed by the Borrower and dated prior to the Commitment Letter.

      "Bank's Floating Base Rate" means the annual rate of interest announced by the Bank from time to time as its operational rate then in effect for determining the floating interest rates on Canadian dollar commercial and industrial loans.

      "Base Rate" means the annual rate of interest announced by the Bank from time to time as its base rate applicable to each of the Bank's Fixed Interest Rate Plans then in effect for determining the fixed interest rates on Canadian dollar commercial and industrial loans.

      "Commitment Letter" means the letter of offer of the Loan dated March 12, 1998 and subsequent modifications.

      "Corresponding Fixed Interest Rate Plan" means in relation to the prepayment of a fixed interest rate loan, the Fixed Interest Rate Plan then being offered by the Bank to its customers equal to the number of years, rounded to the nearest year (minimum of one year), from the date the prepayment is received to the next scheduled Interest Adjustment Date (or the Maturity Date if earlier).

      "Fixed Interest Rate Plan" means at any time a fixed interest rate plan offered by the Bank to its customers generally at such time and includes a fixed interest rate plan providing for blended repayments.

      "Floating Interest Rate Plan" means the floating interest rate plan set out herein.

      "Interest Adjustment Date" means the dates established in this agreement for the adjustment or further adjustment of the interest rate.

      "Loan" means the loan offered in the Commitment Letter in the amount of $400,000.00.

      "Loan Rate" means the floating interest rate applicable to this Loan which is an annual rate 0.75% per annum above the Bank's Floating Base Rate calculated as set out herein.

      "Maturity Date" is January 23, 2003 on which date any monies then unpaid will be due.

      "Month of Loan Authorization" is March, 1998.

      "Permitted Encumbrance" means financial or other charges permitted to rank in priority to the Security under the terms of the Commitment Letter.


                                     Page 2
Loan Agreement - FLOATING
Rev. December, 1997

      "Security" means the security described in Schedule "A" attached and all additions, replacements or modifications thereto.

1.02  Jurisdiction

      This agreement will be governed by and construed in accordance with the laws of the jurisdiction in which the branch of the Bank is located as shown on the first page of this Agreement.

2.    THE LOAN

      The Bank agrees to lend to the Borrower and the Borrower agrees to borrow from the Bank, the Loan pursuant to the Commitment Letter and the Borrower agrees to give the Security to secure the Loan.

3.    REPAYMENT TERMS

      The Borrower will repay to the Bank at its head office in the City of Montreal, in the Province of Quebec, or at such other place in Canada as the Bank may in writing from time to time direct, the Loan with interest thereon as follows:

      PRINCIPAL AMOUNT $400,000.00

      INTEREST RATE

      The interest rate is the Loan Rate. The Loan Rate shall vary automatically without notice to the Borrower upon change in the Bank's Floating Base Rate. At the date of the Commitment Letter, the Bank's Floating Base Rate was 8.500% per annum and the Loan Rate was therefore 9.250% per annum.

      FIRST PAYMENT DATE

      (a)   INTEREST

            The 23rd day of the month following the month of the first disbursement of principal, unless this disbursement occurs after the 23rd day of the month in which case the first payment of interest is required the 23rd day of the second month following the month of the first disbursement.

      (b)   PRINCIPAL

            The first payment date for principal is December 23, 1998.

      AMOUNT OF EACH PERIODIC PAYMENT

      (a)   INTEREST

            Interest is calculated monthly not in advance on the principal outstanding from time to time commencing on the date of the first disbursement of principal. Interest is paid monthly on the 23rd day of each month commencing on the first payment date of interest above and continuing until all amounts required to be paid under the Loan are paid.

      (b)   PRINCIPAL

            Principal is repaid in two consecutive monthly seasonal instalments of $30,000.00 each (December to January) on the 23rd day of each month commencing December 23, 1998, followed by two consecutive monthly seasonal instalments of $35,000.00 (December to January) on the 23rd day of each month commencing on December 23, 1999, followed by four consecutive monthly seasonal instalments of $40,000 each (December to January) on the 23rd day of each month starting on


                                     Page 3
Loan Agreement - FLOATING
Rev. December, 1997

            December 23, 2000, followed by two consecutive monthly seasonal instalments of $55,000.00 each (December to January) on the 23rd day of each month commencing on December 23, 2002, with the balance of the principal and any other monies owing to be paid on the Maturity Date.

4.    OTHER TERMS

4.01  Switching Plans

      The Borrower may, at any time, elect to change to any Fixed Interest Rate Plan offered by the Bank at the time of such election upon giving the Bank 30 days written notice of such election and upon payment of the Bank's standard switching fee then in effect and upon other terms and conditions agreed upon with the Bank at the time.

4.02  Interest Adjustments

      Any underlying conditions in the Commitment Letter allowing other adjustments by the Bank to the Loan Rate, if any, apply to the Loan.

5.    PREPAYMENT

5.01  Fixed Interest Rate Plan

      If the Borrower is on a Fixed Interest Rate Plan, the following provisions will apply:

      The Borrower shall have the privilege of prepaying at any time, without notice, the whole or any part of the outstanding principal upon payment of the accrued interest, and any other sums due at the date of the prepayment provided that an indemnity is paid to the Bank which is equal to:

      (a) three months' interest on the principal prepaid, such interest to be computed in the same manner and at the same rate as a monthly instalment of interest herein would, at time of prepayment, be calculated; and

      (b) an interest differential charge which is only applicable if, on the date prepayment is received, the Bank's Base Rate for the Corresponding Fixed Interest Rate Plan is lower than the Base Rate in effect when the Borrower either entered or renewed the Fixed Interest Rate Plan being prepaid, whichever is the most recent. The interest differential is the difference between these two rates. The interest differential is multiplied by the principal that would have been outstanding at the 23rd day of each month until the next Interest Adjustment Date (or the maturity of the principal if earlier). Then the present value of the amount or amounts obtained by such multiplication is calculated by discounting such amount or amounts using the Base Rate for the Corresponding Fixed Interest Rate Plan as the discount factor. The total of the present values is the interest differential charge.

      PROVIDED THAT the said indemnity shall not exceed the amount chargeable upon prepayment according to the terms of the Interest Act of Canada.

      In the case of partial prepayment, the interest differential charge will be reduced in the same proportion as the amount prepaid bears to the principal outstanding at the time prepayment is received.

5.02  Floating Interest Rate Plan

      If the Borrower is on the Floating Interest Rate Plan, the Borrower shall have the privilege of prepaying at any time, without notice, the whole or any part of the outstanding principal upon payment of the accrued interest, and any other sums due at the date of prepayment provided that an indemnity is paid to the Bank which is equal to three months' interest, at the Loan Rate, on the amount prepaid.


                                     Page 4
Loan Agreement - FLOATING
Rev. December, 1997

5.03  Annual Privilege

      In addition to the foregoing prepayment provisions, the Borrower shall have the privilege of prepaying annually, on the 24th day of the Month of Loan Authorization, an amount not exceeding 15% (non-cumulative from one year to another) of the outstanding principal without indemnity.

5.04  General

      Partial prepayments shall be applied regressively on the then last maturing instalments of principal.

6.    OTHER PAYMENT PROVISIONS

6.01  Payment Date

      Although it is stated above that payments of principal and interest are to be made on the 23rd day of the month, it is agreed that the Bank has the right, exercisable at any time, to designate any other day of the month for payments in place of the 23rd.

6.02  Interest Calculation

      Interest at the rate provided by this Agreement is payable after as well as before maturity both before and after default and both before and after judgment.

6.03  Arrears of Interest

      Arrears of interest bear interest at the rate from time to time chargeable on principal compounded monthly calculated and paid at the same times and in the same manner as interest on principal and is secured by the Security.

6.04  Expenses and Fees

      The Borrower covenants to pay on demand:

      a) all legal fees and disbursements in respect of the Loan, the preparation, issue and registration of the Security and all legal, receiver's, bailiff's or other fees and disbursements in respect of the enforcement or preservation of the Bank's rights and remedies under the Loan, or the Security. In addition, the Borrower covenants to pay the costs of any appraiser and any environmental investigator engaged by the Bank to effect any inspection, appraisal, investigation or environmental audit of the secured assets and the cost of any environmental rehabilitation, removal, or repair necessary to protect, preserve or remediate the secured assets, including any cost, fine or penalty the Bank is obliged to incur by reason of any statute, order or direction by competent authority. The Borrower's obligations to indemnify the Bank under this paragraph continue before and after default and notwithstanding repayment of the Loan or discharge of any part or all of the Security;

      b) an allowance for the time, work and expense of the Bank or of any agent, solicitor or servant of the Bank for any purpose herein provided for and whether such time, work or expense is advanced or incurred with the consent of the Borrower or otherwise; and

      c) all fees from time to time chargeable by the Bank arising out of any term of the Commitment Letter or any of the Security including inspection, administration, discharge and returned cheque handling fees.

6.05  Interest on Unpaid Amounts

      Any amounts required to be paid herein, if not paid when due, will bear interest until paid in the same manner as arrears of interest and are secured by the Security.


                                     Page 5
Loan Agreement - FLOATING
Rev. December, 1997

7.    SECURITY

7.01  Form of Security

      All Security shall be in form and substance satisfactory to the Bank and its counsel and shall be in form sufficient for registration or filing under all applicable laws.

7.02  Further Assurances

      The Borrower shall, at its sole cost, execute and deliver or cause to be executed and delivered to the Bank such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge, charge, guarantee or acknowledgment or such additional instruments or other assurances as the Bank may from time to time reasonably require to carry out the intent of this Agreement.

7.03  Multiple Security

      Notwithstanding anything else contained in any part of the Security, each part is given as additional, concurrent and collateral security to the remainder of the Security, and the Bank shall not be obliged to realize or enforce its rights under any part of the Security before enforcing or realizing on the remainder of the Security, but may enforce or realize on any part of the Security as it sees fit, in whichever order it sees fit, and may abstain from enforcing any part of the Security as it sees fit, any rule of law or equity to the contrary notwithstanding.

8.    BUSINESS AND ASSETS

8.01  Title to Assets

      The Borrower has good and marketable title to its assets that are subject to the Security, in each case free and clear of any encumbrance other than Permitted Encumbrances.

8.02  Material Contracts

      All material contracts to which the Borrower is a party or which affect the Borrower's business or its assets that are subject to the Security are not in default and will remain in good standing.

8.03  Claims and Litigation

      There are no actions, suits, or claims pending or threatened against the Borrower by any person or governmental authority which could, if an adverse decision is made, affect the ability of the Borrower to perform its obligations under this Agreement.

8.04  Conduct of Business

      The Borrower will carry on its business in a proper business-like manner, will keep proper books of account and records covering all it's business and affairs, will maintain in good standing all necessary licences, permits, approvals and consents and will comply with all laws, ordinances and regulations applicable to it.

8.05  Reorganization

      The Borrower agrees not to:

      a) amalgamate, merge, consolidate or enter into any business combination with any other person including, without limitation, a joint venture partnership; or


                                     Page 6
Loan Agreement - FLOATING
Rev. December, 1997

      (b) make any investment or permit any of its subsidiaries to make any investment in an affiliate;

      without the prior written consent of the Bank.

8.06  Corporate Undertakings

      Where the Borrower is a corporation, it shall not, without the Bank's prior written consent:

      (a)   issue, purchase or redeem its shares;

      (b) permit any of its shareholders to sell, transfer or dispose of its shares;

      (c)   declare or pay any dividends on any of its issued shares;

      (d)   amend its capital structure.

8.07  Maintenance

      The Borrower will keep and maintain all of its assets used in the conduct of its business in good order, repair and condition, reasonable wear and tear excepted.

8.08  Security and Liens

      The Borrower will not give, grant, assume or permit to exist, any encumbrance on any of its assets that are subject to the Security other than Permitted Encumbrances.

8.09  Nature of Business

      The Borrower will not:

      (a) engage in any business or permit the use of its premises whether by a tenant or other person for any purpose that would constitute an ineligible activity under the Commitment Letter;

      (b) change its name or the location of the assets that are subject to the Security without the Bank's prior written consent;

      (c) change the nature or type of its business without the Bank's prior written consent;

      (d) sell, transfer or dispose of the assets that are subject to the Security, including without limitation, the licensing of any intellectual property, without the Bank's prior written consent except in the ordinary course of business.

8.10  Additional Covenants

      The Borrower will observe and perform the additional covenants set forth in Schedule "B" attached, if any.

9.    ENVIRONMENT

      The Borrower represents and agrees that:

      (a) it operates and will continue to operate in conformity with all environmental laws and will ensure its staff is trained as required for that purpose;

      (b) it has an environmental emergency response plan and all officers and employees are familiar with that plan and their duties under it;


                                     Page 7
Loan Agreement - FLOATING
Rev. December, 1997

      (c) it possesses and will maintain all environmental licences, permits and other governmental approvals as may be necessary for the conduct of its business;

      (d) its assets are and will remain free of environmental damage or contamination;

      (e) there has been no complaint, prosecution, investigation or proceeding, environmental or otherwise, with respect to the Borrower's business or assets;

      (f) it will advise the Bank immediately upon becoming aware of any environmental problem relating to its business or its assets that are subject to the Security;

      (g) it will provide the Bank with copies of all communications with environmental officials and all environmental studies or assessments prepared for the Borrower and it consents to the Bank contacting and making enquiries of environmental officials or assessors;

      (h) it will not install on or under any land mortgaged to the Bank storage tanks for petroleum products or any hazardous substance without the Bank's prior written consent and only upon full compliance with the Bank's requirements and the standards and requirements of all boards and governmental authorities having jurisdiction over the Borrower's activities or assets.

10.   INSURANCE

      During the continuance of this Loan, the Borrower shall insure and keep insured all assets pledged as security hereunder to their full insurable value against loss or damage, however caused. The insurance policy(ies) shall record the Bank as loss payee and contain the standard mortgage clause as approved by the Insurance Bureau of Canada, or a mortgage endorsement or a Breach of Warranty Clause, as appropriate. The Borrower shall provide evidence of the insurance coverage and pertinent clauses to the Bank, if and when requested.

      If the Borrower does not maintain insurance as required, the Bank may purchase insurance to protect its own interest and the premiums shall be payable by the Borrower.

      The Borrower shall notify the Bank of the occurrence of any damage or loss and furnish any necessary proof to enable the Bank to obtain payment of the insurance money.

      Receipt of insurance proceeds by the Bank does not constitute a payment on the Loan unless the Bank chooses to apply the funds to the Loan and any release of insurance proceeds not so applied does not constitute a readvance under the Loan.

      If any insurance proceeds become payable, the Bank may, in its absolute discretion, apply such proceeds to the Loan and such other obligations of the Borrower to it in whatever order or manner it sees fit and may release such proceeds or part of them.

      The Borrower hereby authorizes and directs the insurer under any policy of insurance called for above to include the name of the Bank as a loss payee in any cheque or draft which may be issued with respect to a claim settlement under such insurance and the production by the Bank of a copy of this agreement shall be the insurer's full and complete authority for so doing.

11.   FINANCIAL REPORTING

      The Borrower shall deliver to the Bank its annual financial statements within 90 days of its year end, interim statements one month after statement date and shall deliver such other financial statements and information more frequently as may be directed by the Bank from time to time. All such statements shall accurately state the assets and liabilities and income and expenses of the Borrower's business and such


                                     Page 8
Loan Agreement - FLOATING
Rev. December, 1997
      other information as the Bank may direct, including, if the Bank so directs, the opinion of an independent, qualified auditor.

12.   INSPECTIONS

      The Bank may, by its officers or authorized agents, enter upon the Borrower's premises at any time, from time to time, to inspect or to appraise the Borrower's assets that are subject to the Security and to inspect the books and records of the Borrower and make extracts therefrom.

      The Borrower hereby authorizes its accountants, auditors and bookkeepers to release to the Bank for inspection and copying any books and records of the Borrower or relating to the Borrower which they may have in their possession.

13.   DEFAULT

13.01 Events of Default

      The Borrower shall be in default under this Agreement in the event of a default pursuant to any of the Security, or in any of the following events:

      (a) the Borrower makes default in the payment of the Loan or any money secured by the Security, at the time and in the amounts provided; or

      (b) the Borrower is in breach of any term, condition, obligation or covenant to the Bank, or any representation or warranty to the Bank is untrue, whether or not contained in the Security, the Commitment Letter or this agreement; or

      (c) the Borrower declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

      (d) a receiver, receiver and manager or receiver-manager of all or any part of the Borrower's assets is appointed; or

      (e) an order is made or an effective resolution is passed for winding up the Borrower; or

      (f) the Borrower ceases or threatens to cease to carry on all or a substantial part of its business; or

      (g) an order of execution against the Borrower's assets or any part thereof remains unsatisfied for a period of 10 days; or

      (h) the Bank in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Borrower's obligations is impaired or that the property provided as security hereunder is in danger of loss, damage, misuse, seizure or confiscation; or

      (i) the lessor under any lease to the Borrower of any real or personal property takes any steps to or threatens to terminate such lease, or otherwise exercise any of its remedies under such lease as a result of any default thereunder by the Borrower; or

      (j) the Borrower causes or allows hazardous materials to be brought upon any lands or premises occupied by the Borrower or incorporated into any of its assets without the Bank's prior consent, or if the Borrower causes, permits, or fails to remedy any environmental contamination upon, in or


                                     Page 9
Loan Agreement - FLOATING
Rev. December, 1997
            under any of its lands or assets, or fails to comply with any abatement or remediation order given by a responsible authority; or

      (k) the Borrower is in default under any loan agreement or security given by the Borrower to the Bank or to any other lender in relation to any indebtedness other than the Loan or the Borrower accelerates or permits the acceleration of the maturity of any material indebtedness to any creditor other than the Bank; or

      (l) any guarantor of the Loan makes default under any term of its guarantee or under any term of any security given by the guarantor in support of that guarantee; or

      (m) the Borrower uses any moneys advanced to it by the Bank for any purpose other than declared to and agreed upon by the Bank.

      Default under this agreement or any of the Security constitutes default under all of the Security and this agreement.

      Any default or non-compliance with any terms of the Commitment Letter not at variance with this agreement shall constitute an event of default under this Agreement.

13.02 Consequences of Default

      In the event of default hereunder, the Loan and any other money secured by the Security shall, at the option of the Bank, immediately become due and payable and the Security enforceable.

14.   REMEDIES AND POWERS

14.01 Obligation to Advance

      Neither the execution and delivery of this agreement or the Security nor the advance of money thereunder binds the Bank to make any advance or further advance of the Loan.

14.02 Dealings by the Bank

      The Bank may grant extensions of time and other indulgences, take and give up securities including the Security, accept compositions, grant releases and discharges and otherwise deal with the Borrower, debtors of the Borrower, sureties and others and with the Security or any other security from time to time given to the Bank by the Borrower or any other person all as the Bank may see fit without prejudice to any of the Borrower's indebtedness, liabilities and obligations to the Bank or the Bank's right to hold and realize on any security. The Borrower further agrees that it shall not be released nor shall its liability be in any way reduced by reason that the Bank has done or concurred in the doing of anything whereby a surety would be released in whole or in part.

14.03 Remedies Cumulative

      The Bank may in its sole discretion realize upon any security including the Security held by it in any order or concurrently whether such security is held by it at the date hereof or is provided at any time hereafter. No realization or exercise by the Bank of any power or right hereunder or under any security shall in any way prejudice any further realization or exercise until all obligations are fully satisfied. All rights and remedies of the Bank under this Agreement are cumulative and not in substitution for its rights under the Security or at law.

14.04 Waiver

      The Bank may at any time waive any default which may have occurred. No such waiver shall extend to or affect any other default or the Bank's rights or remedies in respect thereof.


                                     Page 10
Loan Agreement - FLOATING
Rev. December, 1997

14.05 Appropriation

      The Bank may, before or after default, appropriate any moneys received by it from the Borrower or any other person, other than regular payments of principal and interest, to payment of such of the obligations of the Borrower hereunder or under any other agreement between the Bank and the Borrower as the Bank in its sole discretion may see fit, and any such appropriations may be changed or varied from time to time.

14.06 Non-Merger

      Neither this agreement nor the Security shall operate so as to create any merger or discharge of any warranties, obligations, covenants or representations of the Borrower under the Application for Financing, Commitment Letter, any amendment to them, or other document delivered by or on behalf of the Borrower, all of which survive the execution and delivery of the Security, the perfection of the Security interests created thereby, and the advance of money by the Bank.

      The taking of a judgment or judgments or any other action or dealing whatsoever by the Bank in respect of any security from time to time given to the Bank by the Borrower or any other person shall not operate as a merger or release of any of the Borrower's indebtedness, liabilities or obligations hereunder or in any way affect or prejudice the rights and remedies of the Bank with respect to such indebtedness, liabilities and obligations.

15.   GENERAL

15.01 Conflicts with other Documents

      Except for the Application for Financing, the Commitment Letter, the Security and any other instrument delivered hereunder or pursuant hereto, this Agreement constitutes the entire agreement between the Bank and the Borrower with respect to the subject mailer hereof.

      To the extent that any provision of the Application for Financing, the Commitment Letter or any of the Security or any other instrument delivered hereunder or pursuant hereto is inconsistent with or in conflict with the provisions of this Agreement, the provisions of this Agreement shall govern except for underlying conditions contained in the Commitment Letter.

      The underlying conditions contained in the Commitment Letter are incorporated herein by reference, provided that in the event that any underlying condition contained in the Commitment Letter is inconsistent or in conflict with the provisions of this Agreement, other than Schedule "B" hereto, if any, then the Commitment Letter shall govern as to that underlying condition. In the event that any underlying condition contained in the Commitment Letter is inconsistent with or in conflict with the provisions of Schedule "B" to this Agreement, if any, then Schedule "B" shall govern as to that underlying condition.

15.02 Notice

      Any demand or notice herein referred to may be effectively given by the Bank by personal delivery thereof or by mailing such demand or notice by prepaid post to the Borrower at the address set out above, or at such other address as may be given in writing by the Borrower to the Bank. Delivery by facsimile transmission is deemed to be personal service and is deemed to be received on the next business day following transmission. Delivery by prepaid mail is deemed to be received three business days after mailing.

15.03 Severability

      Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the


Loan Agreement - FLOATING           Page 11
Rev. December, 1997
      remaining provisions hereof or affecting the validity of enforceability of such provision in any other jurisdiction.

15.04 Time of the Essence

      Time is of the essence of this Agreement.

15.05 Multiple Borrowers

      Whenever the term "Borrower" includes more than one party:

      (a) all covenants, liabilities, and obligations entered into by or imposed on the Borrower herein are deemed to be joint and several;

      (b) each of the parties constituting the Borrower is, as between them, a principal debtor in respect of the Loan and all monies payable under the Security and notwithstanding any subsequent change in their position inter se or notice thereof for all purposes of this agreement shall remain a principal debtor and the Bank is not bound by or obliged to recognize any such change or notice.

15.06 No Assignment

      The Borrower may not assign any of its rights or obligations under this Agreement, and no such purported assignment shall be effective, without the prior written consent of the Bank, which consent may be arbitrarily withheld.

15.07 Discharges

      The Borrower shall pay a fee, to be fixed by the Bank, for the preparation or execution of any full or partial release or discharge of any of the Security, any Borrower, or any guarantor of the Loan.

15.08 Pre-incorporation Advances

      In the event any of the Borrowers were not yet incorporated or did not have legal status at the time of execution of the Commitment Letter or at the time of any advance of principal under the Loan such Borrower ratifies and approves all such actions, confirms that such advance was applied for its benefit and assumes liability for such advance, such contract and any expenditure made or cost incurred by the Bank hereunder.

15.09 Successors and Assigns

      This agreement shall enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, successors and permitted assigns as the case may be.

15.10 Captions

      The division of this agreement into sections and the insertions of headings are for convenience of reference only and do not affect the interpretation of this Agreement.

15.11 Schedules

      All schedules to this Agreement, together with all documents incorporated by reference herein or therein, form an integral part of this Agreement.


Loan Agreement - FLOATING           Page 12
Rev. December, 1997

5.12  Interpretation

      Whenever in this Agreement the singular or neuter pronoun is used the same shall be respectively construed as the plural, masculine or feminine where the context or the parties hereto require.

5.13 Counterparts

      This Agreement may be executed in any number of counterparts and by different persons in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.14 Receipt by the Borrower

      The Borrower acknowledges receipt of an executed copy of this Agreement.

EXECUTION

IN WITNESS WHEREOF the Borrower has hereunto set his hand and seal or has affixed its corporate seal duly attested by the hand(s) of its proper officer(s) in that behalf, on the day and year first above written.

                                       TRANSCONTINENTAL GOURMET FOODS INC.


                                       Per: /s/
                                            ------------------------------------
                                            (Authorized Signing Officer)


                                       Per: /s/
                                            ------------------------------------
                                            (Authorized Signing Officer)


Loan Agreement - FLOATING           Page 13

Rev. December, 1997

                                  SCHEDULE "A"
                                TO LOAN AGREEMENT

                                     BETWEEN

                       TRANSCONTINENTAL GOURMET FOODS INC.

                                   AS BORROWER

                                       AND

                       BUSINESS DEVELOPMENT BANK OF CANADA

                                    SECURITY

1. General Security Agreement dated _______________, 1998 between the Borrower and the Bank.

2. Guarantee dated __________________, 1998 from Victor Fradkin in the amount of $80,000.00

3. Guarantee dated __________________, 1998 from Rhys MacDonald Quinn in the amount of $40,000.00

4. Guarantee dated _________________, 1998 from Larry Sheldon Hoffman in the amount of $40,000.00

5. Guarantee dated ________________,1998 from Leonard Dennis Shiffman in the amount of $40,000.00

6. Waiver of Distraint dated _____________________, 1998 between Raffael Cerundolo, Terry Taurasi and T&R Construction and the Bank.

7. Priority Agreement dated __________________, 1998 between the Bank, The Bank of Nova Scotia and the Borrower.

8. Insurance on assets, including boiler and machinery and "All-Risks" or fire and extended coverage, recording the Bank as loss payee.


Loan Agreement - FLOATING
Rev. December, 1997

                                  SCHEDULE "B"
                                TO LOAN AGREEMENT

                                     BETWEEN

                       TRANSCONTINENTAL GOURMET FOODS INC.

                                   AS BORROWER

                                       AND

                       BUSINESS DEVELOPMENT BANK OF CANADA

                      ADDITIONAL COVENANTS OF THE BORROWER

1. The Borrower shall, at all times, maintain a long term, debt:equity ratio of no more than 1.5:1. Long term debt includes all loans, leases and debentures (including their current portion). Equity includes share capital, retained earnings, shareholders loans less both intangible assets and investments.

                                   CONDITIONS

1. Audited financial statements as of February 28, 1998 show, in the Bank's opinion, no material adverse change in the Borrower's financial position since the internal financial statements dated February, 1998.


Loan Agreement - FLOATING
Rev. December, 1997

[LOGO]
BDC

Transcontinental Gourmet Foods Inc.
March 27, 1998
Page 2


STANDBY FEE DATE

Replace:

May 12, 1998

By:

October 12, 1998

All other terms and conditions remain the same.

It is understood and agreed that the agreement contained herein shall be binding on the ensure to the benefit of yours and the Bank's successors and assigns.

Please sign and return the attached copy of this letter for our files.

Yours truly,

BUSINESS DEVELOPMENT BANK OF CANADA


Per: _____________________________________
     Cathie Jakubczyk
     Client Services Representative

Enclosure

And Transcontinental Gourmet Foods Inc., Victor Fradkin, Rhys Quinn, Larry Hoffman and Len Shiffman hereby acknowledges that they read and understood the foregoing letter agreement and consents to and agrees to be bound by the said amendment.

Signed this 5th day of [ILLEGIBLE], 1998.


/s/                                     /s/ Victor Fradkin
-----------------------------------     ----------------------------------------
Transcontinental Gourmet Foods Inc.     Victor Fradkin, (Guarantor)


/s/ Rhys Quinn                          /s/ Larry Hoffman
-----------------------------------     ----------------------------------------
Rhys Quinn, (Guarantor)                 Larry Hoffman, (Guarantor)


/s/ Len Shiffman
-----------------------------------
Len Shiffman (Guarantor)

                              [Letterhead of BDC]

[LOGO]
BDC

                                                                   March 27, 198

Transcontinental Gourmet Foods Inc.
610 Oster Lane, Unit 3
Concord, Ontario
L4K 3B2

Attention: Victor Fradkin

Dear Sirs:

Re: BDC Loan No. 358508-02-6

Further to letter of offer dated March 12, 1998, the Bank is agreeable to the following amendments:

INTEREST RATE VARIANCE

Replace:

1.25%

By:

0.75%

SECURITY AND LEGAL DOCUMENTATION

Replace:

3. Guarantee of Victor Fradkin for $90,000.00, Rhys Quinn for $45,000, Larry Hoffman for $30,000.00 and Len Shiffman for $30,000.00. [The guarantors agree that they are personally guaranteeing the payment of the commitment, standby and legal fees as per the letter of Offer.]

By:

3. Guarantee of Victor Fradkin for $80,000.00, Rhys Quinn for $40,000, Larry Hoffman for $40,000.00 and Len Shiffman for $40,000.00. [The guarantors agree that they are personally guaranteeing the payment of the commitment, standby and legal fees as per the letter of Offer.]

 .../2